Exhibit 99.2 CFO

                Certification Pursuant to 18 U.S.C. Section 1350,
                    As Adopted Pursuant to Section 906 of the
                          Sarbanes - Oxley Act of 2002

     In connection with the Quarterly Report of AIRFUND International Limited Partnership, a Massachusetts limited partnership (the "Partnership"), on Form 10-Q for the period ended June 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, the Principal Financial and Accounting Officer of the Partnership's general partner, hereby certifies pursuant to 18 U.S.C. 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:
(1) the Report of the Partnership filed today fully complies with the requirements of Section 13(a) or 15 (d) of the Securities Exchange Act of 1934; and
(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

                    /s/  Michael  J.  Butterfield
                    -----------------------------
                    Michael  J.  Butterfield
                    Treasurer of AFG Aircraft Management Corporation, the general partner of the Partnership
                    (Principal  Financial  and  Accounting  Officer)
                    August  19,  2002